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                                   EXHIBIT 21

                               ALEXANDER'S, INC.

                           SUBSIDIARIES OF REGISTRANT



                        Alexander's of Brooklyn, Inc.
                        Alexander's of Fordham Road, Inc.
                        Alexander's Rego Park Center, Inc.
                        Alexander's of Rego Park, Inc.
                        Alexander's of Rego Park II, Inc.
                        Alexander's of Rego Park III, Inc.
                        Alexander's of Third Avenue, Inc.
                        Alexander's of Flushing, Inc.
                        Alexander's Department Stores of New Jersey, Inc. Alexander's Department Stores of Lexington Avenue, Inc. Alexander's Department Stores of Brooklyn, Inc.
                        U & F Realty Corp.
                        ADMO Realty Corp.
                        Ownreal Inc.
                        Sakraf Wine & Liquor Store, Inc.
                        Alexander's Personnel Providers, Inc.
                        Alexander's Kings Plaza Center, Inc.
                        Kings Plaza Corp. N.Y.
                        Alexander's Rego Shopping Center Inc.
                        Seven Thirty One Limited Partnership